201 Main Street
Suite 2420
Fort Worth, Texas  76102


October 28, 1994




Imo Industries Inc.
Varo Inc.
Baird Corporation
Optic Electronic International, Inc.
1009 Lenox Drive, Building 4 West
Lawrenceville, New Jersey  08648

Gentlemen:

Reference is made to that certain Asset Purchase Agreement dated as of October 14, 1994, by and among the undersigned and you (the "Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement.

The purpose of this letter is to amend and modify certain provisions of the Purchase Agreement and the Schedules thereto and shall be considered as part of the Purchase Agreement and the Schedules thereto.

Sections 5.03(b), (c) and (d) of the Purchase Agreement provide for the negotiation of legal opinions, Short-Term Leases and the Stock Purchase Agreement within two weeks after the date of the Purchase Agreement. In order to extend this time period two additional weeks, Sections 5.03(b),
(c) and (d) are hereby amended to read as follows:

"(b)Legal Opinions. As soon as practicable but in any event within four weeks after the execution of this Agreement, Buyer shall cause Buyer's Counsel and Sellers shall cause Sellers' Counsel to negotiate in good faith the legal opinions to be delivered pursuant to Sections 7.01(d) and 6.01(e), respectively.

(c)Short-Term Leases. As soon as practicable but in any event within four weeks after the execution of this Agreement, Buyer and the applicable Sellers shall negotiate in good faith the Short-Term Leases to be entered into pursuant to Section 8.04.

(d)Stock Purchase Agreement. As soon as practicable but in any event within four weeks after the execution of this Agreement, Buyer and the applicable Sellers or affiliates thereof shall negotiate in good faith a stock purchase agreement pursuant to which Buyer or an affiliate of Buyer shall purchase from the applicable Sellers or affiliates thereof all of the issued and outstanding capital stock of TEJ for $160,000 (the "TEJ Stock Purchase Agreement")."

Schedule 3.19, Environmental Matters, is hereby amended to read as set forth on Exhibit "A" hereto.

Schedule 3.22, Title; Liens, under the heading of Varo, Inc., Item 1(d), is hereby amended to delete the double asterisks so as to read as follows:

"d.Financing Statement #196506 filed October 5, 1992 with the Secretary of State of the State of Texas by Varo Inc, as Debtor, for the benefit of G.E. Capital Corp., as Secured Party."

Except as specifically amended hereby, the Purchase Agreement and each of the Schedules and Exhibits thereto are affirmed and restated.

If this letter sets forth your agreement with respect to the subject matter hereof, please so indicate by dating and countersigning this letter in the space below.

Very truly yours,


VARO ACQUISITION CORP.


By:
Name:
Title:


TPG PARTNERS, L.P.

By:  TPG GenPar, L.P. General Partner
By: TPG Advisors, Inc., General Partner


By:
Name:
Title:


AGREED TO AND ACCEPTED
this      day of October, 1994

VARO INC.


By:
Name:
Title:

BAIRD CORPORATION


By:
Name:
Title:

OPTIC-ELECTRONIC INTERNATIONAL, INC.


By:
Name:
Title:


IMO INDUSTRIES INC.


By:
Name:
Title: